Exhibit 10.7

RESTRICTED STOCK UNITS
AWARD AGREEMENT

This Award Agreement (the “Agreement”) is entered into as of                       , 200     by and between Electro Scientific Industries, Inc., an Oregon corporation (the “Company”), and                                      (the “Recipient”), for the grant of restricted stock units with respect to the Company’s Common Stock (“Common Stock”).

On                                       , 200    , the Compensation Committee of the Company’s Board of Directors made a restricted stock units award to Recipient pursuant to [Section 6 of the Company’s 1996 Stock Incentive Plan] [Section 9 of the Company’s 2004 Stock Incentive Plan] (the “Plan”) and Recipient desires to accept the award subject to the terms and conditions of this Agreement.

IN CONSIDERATION of the mutual covenants and agreements set forth in this Agreement, the parties agree to the following.

1.                                      Grant and Terms of Restricted Stock Units.  The Company grants to Recipient under the Company’s Plan                                   restricted stock units, subject to the restrictions, terms and conditions set forth in this Agreement.

(a)                                  Rights under Restricted Stock Units.  A restricted stock unit (a “RSU”) represents the unsecured right to require the Company to deliver to Recipient one share of Common Stock for each RSU.  The number of shares of Common Stock deliverable with respect to each RSU is subject to adjustment as determined by the Board of Directors of the Company as to the number and kind of shares of stock deliverable upon any merger, reorganization, consolidation, recapitalization, stock dividend, spin-off or other change in the corporate structure affecting the Common Stock generally.

(b)                                 Vesting and Delivery Dates.  The RSUs issued under this Agreement shall initially be 100% unvested and subject to forfeiture.  Subject to this Section 1(b), the RSUs shall vest on [fifth anniversary of the date of grant].  The RSUs shall become vested on the vesting date only if Recipient continues to be an employee of the Company immediately after such vesting date.  The delivery date for a RSU shall be the date on which such RSU vests.

(c)                                  Acceleration before Vesting Date.

(1)                                  Acceleration on Death or Total Disability.  If Recipient ceases to be an employee of the Company by reason of Recipient’s death or physical disability, outstanding but unvested RSUs shall become immediately vested in an amount determined by multiplying the total number of RSUs subject to this Agreement by a percentage calculated by dividing the number of whole months elapsed from the date of this Agreement to the date of termination of employment by 60 (the “Pro Rata Percentage”); provided, however, that the number of RSUs so vested shall be reduced by the number of any RSUs that previously vested pursuant to Section 1(b).  The delivery date shall also accelerate.  The term “total disability” means a medically determinable mental or physical impairment that is expected to result in death or has lasted or is expected to last for a continuous period of 12 months or more and that, in the opinion of the Company and two independent physicians, causes the Recipient to be unable to perform his or her duties as an employee, director, officer or consultant of the Company and unable to be engaged in any substantial gainful activity.  Total disability shall be deemed to have occurred on the first day after the two independent physicians have furnished their written opinion of total disability to the Company and the Company has reached an opinion of total disability.

(2)                                  Acceleration on Normal Retirement.  If Recipient terminates his employment with the Company following normal retirement under the Company’s retirement policy in place at such time, outstanding but unvested RSUs shall become immediately vested in an amount determined by multiplying the total number of RSUs subject to this Agreement by the Pro Rata Percentage; provided, however, that the number of RSUs so vested shall be reduced by the number of any RSUs that previously vested pursuant to Section 1(b).  The delivery date shall also be accelerated.

(3)                                  Acceleration of Termination Other Than for Cause.  If the Company terminates Recipient’s employment with the Company other than for cause, outstanding but unvested RSUs shall become immediately vested in an amount determined by multiplying the total number of RSUs subject to this Agreement by the Pro Rata Percentage; provided, however, that the number of RSUs so vested shall be reduced by the number of any RSUs that previously vested pursuant to Section 1(b).  The delivery date shall also be accelerated.  The term “cause” shall mean (i) the willful and continued failure by Recipient substantially to perform his reasonably assigned duties with the Company, other than a failure resulting from Recipient’s incapacity due to physical or mental illness or impairment, after a written demand for performance has been delivered to Recipient by the Company which specifically identifies the manner in which the Company believes that Recipient has not substantially performed his duties, (ii) the willful engagement by Recipient in illegal or dishonest conduct which is materially and demonstrably injurious to the Company, or (iii) the willful failure by Recipient to follow directives of the Board of Directors or the Chief Executive Officer or Company policies.

(4)                                  Acceleration on Change in Control.  If there is a change in control of the Company, all outstanding but unvested RSUs shall become immediately vested.  The delivery date shall also accelerate.  “Change in control” shall mean a “Change in Control Event” as defined in IRS Notice 2005-1 or any successor regulation.

(d)                                 Forfeiture of RSUs on Other Terminations of Service.  If Recipient ceases to be an employee of the Company for any reason that does not result in acceleration of vesting pursuant to Section 1(c), Recipient shall immediately forfeit all outstanding but unvested RSUs granted pursuant to this Agreement and Recipient shall have no right to receive the related Common Stock.

(e)                                  Restrictions on Transfer and Delivery on Death.  Recipient may not sell, transfer, assign, pledge or otherwise encumber or dispose of the RSUs.  Recipient may designate beneficiaries to receive stock if Recipient dies before the delivery date by so indicating on Exhibit A, which is incorporated into and made a part of this agreement.  If Recipient fails to designate beneficiaries on Exhibit A, the shares will be delivered to Recipient’s estate.

(f)                                    Reinvestment of Dividend Equivalents.  On each date on which the Company pays a dividend on shares of Common Stock underlying a RSU, Recipient shall receive additional whole or fractional RSUs in an amount equal to the value of the dividends that would have been paid on the stock deliverable pursuant to the RSUs (if such shares were outstanding), divided by the closing stock price on the dividend payment date.

(g)                                 Delivery on Delivery Date.  As soon as practicable following the delivery date for a RSU, the Company shall deliver a certificate for the number of shares represented by all vested RSUs having a delivery date on the same date, rounded down to the whole share.  No fractional shares of Common Stock shall be issued.  The Company shall pay to Recipient in cash an amount equal to the value of any fractional shares that would otherwise have been issued, valued as of the delivery date.

(h)                                 Recipient’s Rights as Shareholder.  Recipient shall have no rights as a shareholder with respect to the RSUs or the shares underlying them until the Company delivers the shares to Recipient on the delivery date.

(i)                                     Tax Withholding.  Recipient acknowledges that, at the delivery date, the value of such vested RSUs will be treated as ordinary compensation income for federal and state income and FICA tax purposes, and that the Company will be required to withhold taxes on this income amount.  Promptly following the delivery date, the Company will notify Recipient of the required withholding amount.  Concurrently with or prior to the delivery of the certificate referred to in Section 1(g), Recipient shall pay to the Company the required withholding amount in cash or, at the election of the Recipient, by surrendering to the Company for cancellation shares of the Company’s Common Stock to be issued with respect to the RSUs or other shares of the Company’s Common Stock valued at the closing market price for the Company’s Common Stock on the last trading day preceding the date of Recipient’s election to surrender such shares.  If the Recipient pays the withholding amount in shares of Common Stock, the Company shall pay to the Recipient in cash the amount of any resulting over payment.

2.                                      Miscellaneous.

(a)                                  Entire Agreement; Amendment.  This Agreement constitutes the entire agreement of the parties with regard to the subjects hereof and may be amended only by written agreement between the Company and the Recipient.

(b)                                 Notices.  Any notice required or permitted under this Agreement shall be in writing and shall be deemed sufficient when delivered personally to the party to whom it is addressed or when deposited into the United States mail as registered or certified mail, return receipt requested, postage prepaid, addressed to Electro Scientific Industries, Inc., Attention: Corporate Secretary, at its principal executive offices or to the Recipient at the address of Recipient in the Company’s records, or at such other address as such party may designate by ten (10) days’ advance written notice to the other party.

(c)                                  Rights and Benefits.  The rights and benefits of this Agreement shall inure to the benefit of and be enforceable by the Company’s successors and assigns and, subject to the restrictions on transfer of this Agreement, be binding upon the Recipient’s heirs, executors, administrators, successors and assigns.

(d)                                 Further Action.  The parties agree to execute such further instruments and to take such further action as may reasonably be necessary to carry out the intent of this Agreement.

(e)                                  Applicable Law; Attorneys’ Fees.  The terms and conditions of this Agreement shall be governed by the laws of the State of Oregon.  In the event either party institutes litigation hereunder, the prevailing party shall be entitled to reasonable attorneys’ fees to be set by the trial court and, upon any appeal, the appellate court.

(f)                                    Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original.

ELECTRO SCIENTIFIC INDUSTRIES, INC.

By:
Authorized Officer

Recipient

EXHIBIT A

DESIGNATION OF BENEFICIARY

Name	Social Security Number	-	-

I designate the following person(s) to receive any restricted stock units outstanding upon my death under the Restricted Stock Units Award Agreement with Electro Scientific Industries, Inc.:

E.                                      Primary Beneficiary(ies)

Name	Social Security Number		-		-
Birth Date	Relationship
Address	City	State		Zip

Name	Social Security Number		-		-
Birth Date	Relationship
Address	City	State		Zip

Name	Social Security Number		-		-
Birth Date	Relationship
Address	City	State		Zip

If more than one primary beneficiary is named, the units will be divided equally among those primary beneficiaries who survive the undersigned.

F.                                      Secondary Beneficiary(ies)

In the event no Primary Beneficiary is living at the time of my death, I designate the following the person(s) as my beneficiary(ies):

Name	Social Security Number		-		-
Birth Date	Relationship
Address	City	State		Zip

Name	Social Security Number		-		-
Birth Date	Relationship
Address	City	State		Zip

Name	Social Security Number		-		-
Birth Date	Relationship
Address	City	State		Zip

If more than one Secondary Beneficiary is named, the units will be divided equally among those Secondary beneficiaries who survive the undersigned.

This designation revokes and replaces all prior designations of beneficiaries under the Restricted Stock Units Award Agreement.

	Date signed:	, 20
Signature